UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2011

WINDSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)

(501) 748-7000
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 24, 2011 (the “Closing Date”), Windstream Corporation (the “Company”) announced that it had completed its previously announced private offering of its 7.75% Senior Notes due 2020 (the “Additional Notes”), which were issued as additional notes under an Indenture, dated as of October 6, 2010, as supplemented and amended by the First Supplemental Indenture, dated as of January 11, 2011 (as so supplemented and amended, the “Indenture”), among the Company, certain subsidiaries of the Company named therein, as guarantors (the “Guarantors”), and U.S. Bank National Association, as Trustee, pursuant to which the Company previously issued $500 million aggregate principal amount of such 7.75% Senior Notes due 2020 on October 6, 2010 (the “Initial Notes” and, together with the Additional Notes, the “Notes”).  The Additional Notes have the same terms as the Initial Notes and will be treated together with the Initial Notes as a single class for all purposes under the Indenture.  A summary description of the terms of the Initial Notes and the Indenture is contained in Item 1.01 of the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on October 8, 2010 (the “October Form 8-K”), and is incorporated by reference herein.  The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture and the form of the Notes, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to the October Form 8-K, and are incorporated by reference herein.  The Additional Notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.  A copy of the press release announcing the completion of the offering of the Additional Notes is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company expects to use the net proceeds of the offering of Additional Notes, together with borrowings under its revolving line of credit, to pay the consideration in connection with its previously announced tender offer to purchase for cash any and all of the $400 million in aggregate outstanding principal amount of 7.75% Senior Notes due 2015 issued by the Company’s subsidiaries Valor Telecommunications Enterprises, LLC and Valor Telecommunications Finance Corp. (the “Valor Notes”), together with related fees and expenses.

In connection with the issuance of the Additional Notes, the Company entered into a Registration Rights Agreement, dated as of the Closing Date (the “Registration Rights Agreement”), among the Company, the Guarantors, and J.P. Morgan Securities LLC, as representative of the several initial purchasers of the Additional Notes (the “Initial Purchasers”).  Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement (the “Exchange Offer Registration Statement”) with the SEC with respect to a registered offer (the “Registered Exchange Offer”) to exchange the Additional Notes for new notes of the Company (the “Exchange Notes”) having terms substantially identical in all material respects to the Additional Notes within 120 days of the Closing Date, and to use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act by the SEC within 180 days of the Closing Date. The Exchange Notes will generally be freely transferable under the Securities Act.

In addition, the Company has agreed under certain circumstances to file one or more shelf registration statements to cover resales of the Additional Notes. In the event that (i) applicable interpretations of the staff of the SEC do not permit the Company to effect a Registered Exchange Offer, (ii) for any other reason the Registered Exchange Offer is not consummated within 210 days of the Closing Date, (iii) an Initial Purchaser notifies the Company following consummation of the Registered Exchange Offer that Additional Notes held by such Initial Purchaser are not eligible to be exchanged for the Exchange Notes in the Registered Exchange Offer, or (iv) certain holders of the Additional Notes are not permitted to participate in the Registered Exchange Offer or do not receive fully tradable Exchange Notes pursuant to the Registered Exchange Offer, the Company will, at its cost, (a) promptly file and use its commercially reasonable efforts to cause to become effective no later than 210 days after the Closing Date a shelf registration statement with the SEC covering resales of the Additional Notes and (b) use its commercially reasonable efforts to keep the shelf registration statement continuously effective for a period of two years after its effective date (subject to certain exceptions).

If the Company fails to satisfy these obligations and its other obligations as set forth in the Registration Rights Agreement, the Company will be required to pay additional interest to the holders of the Additional Notes. The Company agrees that if: (i) it does not file an Exchange Offer Registration Statement with respect to the Additional Notes with the SEC on or prior to the 120th day following the Closing Date, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 180th calendar day following the Closing Date, or (iii) the Exchange Offer is not consummated or a shelf registration statement is not declared effective, in each case on or prior to the 210th day following the Closing Date, (any event described in (i) through (iii) being referred to individually as a “Registration Default”), then the Company will pay additional cash interest on the Additional Notes. The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. The Company will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the Additional Notes and the Exchange Notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Certain of the Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment and commercial banking, financial advisory and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Each of the Initial Purchasers or its affiliates act as lenders under the Company’s credit facilities. In addition, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, are joint bookrunners and lead arrangers under the Company’s senior secured credit facilities. J.P. Morgan Securities LLC is an affiliate of JPMorgan Chase Bank, N.A., which is the administrative agent and collateral agent under the Company’s senior secured credit facilities. Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Bank, N.A., an affiliate of Wells Fargo Securities LLC, are each acting as co-documentation agents under the Company’s senior secured credit facilities. Furthermore, the Company has engaged J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated to act as dealer managers for the Company’s previously announced tender offer for the Valor Notes, for which services J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated will receive customary fees. Certain of the Initial Purchasers may hold Valor Notes and would, if such Valor Notes were tendered and accepted in the tender offer, receive a pro rata portion of the proceeds therefrom.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: further adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued voice line loss; the impact of new, emerging or competing technologies; the adoption of intercarrier compensation and/or universal service reform proposals by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; for Windstream’s competitive local exchange carrier operations, adverse effects on the availability, quality of service and price of facilities and services provided by other incumbent local exchange carriers on which Windstream’s competitive local exchange carrier services depend; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, and rules and regulations governing the communications industry; material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unfavorable results of litigation; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter carrier compensation or other matters that could reduce revenues or increase expenses; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets; changes in federal, state and local tax laws and rates; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended December 31, 2009, and in subsequent filings with the Securities and Exchange Commission. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements contained in this Current Report on Form 8-K should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

Item 9.01	Exhibits.

(d)  Exhibits

Exhibit Number	Description

4.1
Registration Rights Agreement, dated as of January 24, 2011, among Windstream Corporation, certain subsidiaries of Windstream Corporation as guarantors thereto, and J.P. Morgan Securities LLC, as representative of the several initial purchasers of the 7.75% Senior Notes due 2020 of Windstream Corporation.

99.1	Press Release dated January 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION

By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel

January 25, 2011

EXHIBIT INDEX

Exhibit Number	Description

4.1
Registration Rights Agreement, dated as of January 24, 2011, among Windstream Corporation, certain subsidiaries of Windstream Corporation as guarantors thereto, and J.P. Morgan Securities LLC, as representative of the several initial purchasers of the 7.75% Senior Notes due 2020 of Windstream Corporation.

99.1	Press Release dated January 24, 2011.